PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/. Fee: $70 Check one: Business Corporation (§ 1915) Nonprofit Corporation (§ 5915) In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: 2. The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete only (a) or (b), not both) (a) Number and Street City State Zip County (b) Name of Commercial Registered Office Provider County c/o: 3. The statute by or under which it was incorporated: ____________________________________________ 4. The date of its incorporation: ____________________________ (MM/DD/YYYY) 5. Check, and if appropriate complete, one of the following: The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on: at ____________ Date (MM/DD/YYYY) Hour (if any) Return document by mail to: Name Address City State Zip Code Return document by email to: _________________________________ Articles of Amendment Domestic Corporation DSCB:15-1915/5915 (rev. 7/2015) *1915* 1915 ✔ Healthcare Services Group, Inc. 3220 Tillman Drive, Suite 300 Bensalem PA 19020 Bucks PA Business Corporation Law of 1933, as amended 11/22/1976 ✔

DSCB:15-1915/5915–2 6. Check one of the following: The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. Check, and if appropriate complete, one of the following: The amendment adopted by the corporation, set forth in full, is as follows The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this day of , . Name of Corporation Signature Title ✔ ✔ Healthcare Services Group, Inc. Secretary

DSCB:15-1915/5915 - Instructions Pennsylvania Department of State Bureau of Corporations and Charitable Organizations P.O. Box 8722 Harrisburg, PA 17105-8722 (717) 787-1057 web site: www.dos.pa.gov/corps Instructions for Completion of Form: A. Typewritten is preferred. If handwritten, the form shall be legible and completed in black or blue-black ink in order to permit reproduction. The nonrefundable filing fee for this form is $70 made payable to the Department of State. Checks must contain a commercially pre-printed name and address. Enter the name and mailing address to which any correspondence regarding this filing should be sent. This field must be completed for the Bureau to return the filing. If the filing is to be returned by email, an email address must be provided. An email will be sent to address provided, containing a link and instructions on how a copy of the filed document or correspondence may be downloaded. Any email or mailing addresses provided on this form will become part of the filed document and therefore public record. B. Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address. C. The following, in addition to the filing fee, shall accompany this form: (1) Two copies of a completed form DSCB:15-134B (Docketing Statement-Changes). (2) Any necessary copies of form DSCB:19-17.2 (Consent to Appropriation of Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name. (3) Any necessary governmental approvals. D. Nonprofit Corporations: If the action was authorized by a body other than the board of directors Paragraph 6 should be modified accordingly. E. This form and all accompanying documents shall be mailed to the above stated address.

1 EXHIBIT A To Amendment to Articles of Incorporation Exhibit A to Amendment to Articles of Incorporation Article 5 of the Articles of Incorporation of Healthcare Services Group, Inc., as amended, shall be amended and restated to read in full as follows: 5. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 200,000,000 shares of common stock with a par value of $0.01 per share.